Exhibit 99.1

DoubleVerify Reports Third Quarter 2024 Financial Results

Increased Revenue by 18% Year-over-Year to $169.6 Million, Driven by Double-Digit Growth Across All Revenue Lines as Advertisers and Platforms Expand Adoption of DV’s Solutions

Achieved Net Income of $18.2 Million and Adjusted EBITDA of $60.2 Million, Representing a 35% Adjusted EBITDA margin

Announced New Authorization of $200.0 Million for Additional Common Stock Repurchases

NEW YORK – November 6, 2024 – DoubleVerify (“DV”) (NYSE: DV), the leading software platform for digital media measurement, data and analytics, today announced financial results for the third quarter ended September 30, 2024.

“We delivered a strong third quarter, expanding our product and channel capabilities while achieving the largest global market share gains in DoubleVerify’s history,” said Mark Zagorski, CEO of DoubleVerify. “We expanded our measurement solutions across multiple channels and won a majority of the enterprise RFPs across advertisers, platforms, and publishers in the third quarter, firmly solidifying DV’s position as the premier protection and performance partner for the world's largest businesses. This success underscores DV’s unique ability to drive trust and efficiency across the digital advertising ecosystem, as we now have established enterprise relationships with the largest CPG, technology, retail, pharma, and media companies in the world. Looking ahead, we are focused on innovations like our upcoming social media activation, which will further expand our addressable market. Building on sustained double-digit growth across all three revenue lines, our solutions continue to resonate, empowering the advertising ecosystem to maximize efficiency, reduce waste, and safeguard brand equity.”

Third Quarter 2024 Financial Highlights:

(All comparisons are to the third quarter of 2023)

●	Total revenue of $169.6 million, an increase of 18%.
●	Activation revenue of $96.8 million, an increase of 18%.
●	Measurement revenue of $58.5 million, an increase of 14%.
o	Social measurement revenue increased by 21%.
o	International measurement revenue increased by 16%, with 20% growth in EMEA and 10% growth in APAC.
o	Media Transactions Measured (“MTM”) for CTV increased by 59%.
●	Supply-side revenue of $14.3 million, an increase of 30%.
●	Net income of $18.2 million and adjusted EBITDA of $60.2 million, which represented a 35% adjusted EBITDA margin.

Third Quarter and Recent Business Highlights:

●	Grew Total Advertiser revenue by 17% year-over-year in the third quarter.
○	MTM increased by 22% year-over-year.
○	Measured Transaction Fee (MTF) declined 4% year-over-year, primarily due to product and geographic mix.

●	Continued to achieve a Gross Revenue Retention rate of over 95% in the third quarter.

●	Achieved global market share growth in the third quarter through product upsells, international expansion, and new enterprise client acquisitions. Notably, DV won Microsoft as a key advertiser customer and won 70% of the Oracle advertiser RFPs it participated in securing industry-leading brands such as P&G, BlackRock, Charter Communications, Inspire Brands, Kellogg Company, and Dish Network. Additionally, DV established new and expanded strategic partnerships with leading platforms and publishers, including The Trade Desk, Magnite, PubMatic, Criteo, Teads, The New York Times, and Euronews.

●	Announced DV’s upcoming introduction of a content-level pre-bid avoidance on Facebook and Instagram Feed and Reels, expanding DV’s suite of independent brand safety and suitability tools on Meta. This release will better empower advertisers to proactively avoid unsuitable content before their ads are served, protecting brand reputation across Meta’s platforms. DV and Meta anticipate this pre-bid avoidance solution will be available for all advertisers in early 2025.

●	Announced the introduction of DV’s Video Exclusion List solution on TikTok, enabling advertisers to apply industry-aligned vertical sensitivity and category exclusions tailored to their brand’s specific needs. This solution is expected to be available to all advertisers by the first half of 2025.

●	Expanded post-bid brand suitability measurement on Meta and TikTok by adding an Inflammatory Politics & News category, which includes coverage of unreliable or unsubstantiated information, deepfakes, and inflammatory political rhetoric. Powered by DV Universal Content Intelligence™, this expansion ensures robust brand protection across these key platforms.

●	Expanded measurement coverage on TikTok to inventory types such as Profile, Following, and Search Feeds, as well as TikTok Lite placements, alongside existing coverage on the For You Page. Additionally, DV has expanded language support to Arabic and Tagalog-speaking markets. Powered by DV Universal Content Intelligence™, these expansions ensure comprehensive brand protection and greater transparency across TikTok’s growing inventory and global reach.

●	Announced an expanded partnership with Snap to offer global brand safety and suitability measurement in multiple languages, leveraging DV’s AI-powered Universal Content Intelligence.

●	Partnered with Roblox to begin the development of 3D in-experience viewability and invalid traffic (IVT) measurement on Roblox, integrating with immersive ads across image and video formats on mobile web and in-app environments.

●	Expanded viewability and IVT measurement solutions to Spotify’s video campaigns through Spotify Ads Manager. As Spotify grows its video ad offerings—driven by user engagement with video podcasts, music videos, and other interactive content—advertisers can leverage DV’s trusted media quality insights to measure and improve campaign performance.

●	Launched the first platform-wide invalid traffic detection and viewability verification solution on Instacart, the leading grocery technology company in North America, to measure and maximize advertiser performance across the platform.

●	Expanded viewability and IVT measurement solutions to LinkedIn’s owned and operated video inventory in all available markets using DV technology through a proprietary integration.

●	Extended Fraud and Viewability Measurement to Netflix’s programmatic channels, enhancing ad transparency across all of Netflix’s buying channels globally.

●	Launched the DV News Accelerator to empower advertisers to connect with premium news content while ensuring brand safety. The solution leverages DoubleVerify’s Authentic Brand Suitability technology to drive better performance and support trusted journalism.

Share Repurchase Program:

●	Repurchased 1.3 million shares for $25.0 million in the third quarter, bringing total repurchases to 2.6 million shares for $50.1 million over the nine months ended September 30, 2024, inclusive of broker commissions. Subsequent to quarter-end, DV repurchased an additional 1.5 million shares for $25.0 million, with $75.0 million remaining available under the initial $150 million share repurchase authorization as of November 6, 2024.

●	Additionally, the Company announced a new authorization of $200.0 million for additional common stock repurchases, providing a total of $275 million currently authorized and available for share repurchases.

“In the third quarter, we met our revenue and surpassed our adjusted EBITDA expectations, delivering 18% year-over-year growth, a revenue less cost of sales margin of 83%, and an adjusted EBITDA margin of 35%,” said Nicola Allais, CFO of DoubleVerify. “Our solid results were based on double-digit revenue growth across activation, measurement, and supply-side, driven by continued growth in key environments such as programmatic, social, CTV, and retail media. We are raising adjusted EBITDA guidance to 33% at the midpoint, while adjusting our full-year revenue guidance midpoint to 16% growth, to account for moderated brand spending during the U.S. election season and a more gradual ramp in social measurement adoption. We have announced a new $200 million authorization for further stock repurchases, bringing the total available for share repurchases to $275 million, which demonstrates our confidence in DV’s long-term growth prospects.”

Fourth Quarter and Full-Year 2024 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Fourth Quarter 2024:

●	Revenue of $194 to $200 million, a year-over-year increase of 14% at the midpoint.
●	Adjusted EBITDA of $73 to $79 million, representing a 39% margin at the midpoint.

Full Year 2024:

●	Revenue of $660 to $666 million, a year-over-year increase of 16% at the midpoint.
●	Adjusted EBITDA of $218 to $224 million, representing a 33% margin at the midpoint.

With respect to the Company’s expectations under "Fourth Quarter and Full Year 2024 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast, and Other Information

DoubleVerify will host a conference call and live webcast to discuss its third quarter 2024 financial results at 4:30 p.m. Eastern Time today, November 6, 2024. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Activation revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	September 30, 2024	December 31, 2023
Assets:
Current assets
Cash and cash equivalents	$311,910	$310,131
Short-term investments	50,686	—
Trade receivables, net of allowances for doubtful accounts of $9,983 and $9,442 as of September 30, 2024 and December 31, 2023, respectively	193,303	206,941
Prepaid expenses and other current assets	23,609	15,930
Total current assets	579,508	533,002
Property, plant and equipment, net	67,421	58,020
Operating lease right-of-use assets, net	70,432	60,470
Goodwill	437,646	436,008
Intangible assets, net	119,654	140,883
Deferred tax assets	31,732	13,077
Other non-current assets	5,960	1,571
Total assets	$1,312,353	$1,243,031
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$13,376	$12,932
Accrued expenses	46,541	44,264
Operating lease liabilities, current	10,761	9,029
Income tax liabilities	696	5,833
Current portion of finance lease obligations	2,528	2,934
Other current liabilities	14,295	8,863
Total current liabilities	88,197	83,855
Operating lease liabilities, non-current	79,571	71,563
Finance lease obligations	1,331	2,865
Deferred tax liabilities	9,635	8,119
Other non-current liabilities	3,039	2,690
Total liabilities	181,773	169,092
Commitments and contingencies (Note 15)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 173,288 shares issued and 170,631 outstanding as of September 30, 2024; 1,000,000 shares authorized, 171,168 shares issued and 171,146 outstanding as of December 31, 2023	173	171
Additional paid-in capital	949,456	878,331
Treasury stock, at cost, 2,657 shares and 22 shares as of September 30, 2024 and December 31, 2023, respectively	(50,700)	(743)
Retained earnings	231,814	198,983
Accumulated other comprehensive loss, net of income taxes	(163)	(2,803)
Total stockholders’ equity	1,130,580	1,073,939
Total liabilities and stockholders' equity	$1,312,353	$1,243,031

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue	$169,556	$143,974	$466,228	$400,312
Cost of revenue (exclusive of depreciation and amortization shown separately below)	29,479	26,466	82,199	76,609
Product development	39,306	32,315	115,506	92,811
Sales, marketing and customer support	40,525	32,971	123,260	90,220
General and administrative	23,039	23,280	68,180	63,223
Depreciation and amortization	11,483	10,706	33,415	29,365
Income from operations	25,724	18,236	43,668	48,084
Interest expense	353	288	818	791
Other income, net	(4,225)	(1,633)	(8,561)	(6,843)
Income before income taxes	29,596	19,581	51,411	54,136
Income tax expense	11,395	6,234	18,580	15,775
Net income	$18,201	$13,347	$32,831	$38,361
Earnings per share:
Basic	$0.11	$0.08	$0.19	$0.23
Diluted	$0.10	$0.08	$0.19	$0.22
Weighted-average common stock outstanding:
Basic	170,254	168,606	171,060	166,937
Diluted	173,911	173,980	175,868	172,812
Comprehensive income:
Net income	$18,201	$13,347	$32,831	$38,361
Other comprehensive income (loss):
Foreign currency cumulative translation adjustment	9,079	(6,417)	2,640	(5,601)
Total comprehensive income	$27,280	$6,930	$35,471	$32,760

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

							Accumulated Other
					Additional		Comprehensive	Total
	Common Stock		Treasury Stock		Paid-in	Retained	(Loss) Income	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Net of Income Taxes	Equity
Balance as of January 1, 2024	171,168	$171	22	$(743)	$878,331	$198,983	$(2,803)	$1,073,939
Foreign currency translation adjustment	—	—	—	—	—	—	(4,625)	(4,625)
Shares repurchased for settlement of employee tax withholdings	—	—	48	(1,792)	—	—	—	(1,792)
Stock-based compensation expense	—	—	—	—	20,718	—	—	20,718
Common stock issued upon exercise of stock options	153	—	—	—	1,695	—	—	1,695
Common stock issued upon vesting of restricted stock units	435	1	—	—	(1)	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(38)	1,389	(1,389)	—	—	—
Net income	—	—	—	—	—	7,156	—	7,156
Balance as of March 31, 2024	171,756	172	32	(1,146)	899,354	206,139	(7,428)	1,097,091
Foreign currency translation adjustment	—	—	—	—	—	—	(1,814)	(1,814)
Shares repurchased for settlement of employee tax withholdings	—	—	30	(660)	—	—	—	(660)
Stock-based compensation expense	—	—	—	—	25,315	—	—	25,315
Common stock issued under employee purchase plan	124	—	—	—	1,914	—	—	1,914
Common stock issued upon exercise of stock options	126	—	—	—	870	—	—	870
Common stock issued upon vesting of restricted stock units	628	1	—	—	(1)	—	—	—
Shares repurchased under the Repurchase Program	—	—	1,369	(25,027)	—	—	—	(25,027)
Treasury stock reissued upon settlement of equity awards	—	—	(41)	1,390	(1,390)	—	—	—
Net income	—	—	—	—	—	7,474	—	7,474
Balance as of June 30, 2024	172,634	173	1,390	(25,443)	926,062	213,613	(9,242)	1,105,163
Foreign currency translation adjustment	—	—	—	—	—	—	9,079	9,079
Shares repurchased for settlement of employee tax withholdings	—	—	34	(636)	—	—	—	(636)
Stock-based compensation expense	—	—	—	—	23,474	—	—	23,474
Common stock issued upon exercise of stock options	53	—	—	—	324	—	—	324
Common stock issued upon vesting of restricted stock units	601	—	—	—	—	—	—	—
Shares repurchased under the Repurchase Program	—	—	1,254	(25,025)	—	—	—	(25,025)
Treasury stock reissued upon settlement of equity awards	—	—	(21)	404	(404)	—	—	—
Net income	—	—	—	—	—	18,201	—	18,201
Balance as of September 30, 2024	173,288	$173	2,657	$(50,700)	$949,456	$231,814	$(163)	$1,130,580

Balance as of January 1, 2023	165,448	$165	31	$(796)	$756,299	$127,517	$(6,326)	$876,859
Foreign currency translation adjustment	—	—	—	—	—	—	1,193	1,193
Shares repurchased for settlement of employee tax withholdings	—	—	30	(787)	—	—	—	(787)
Stock-based compensation expense	—	—	—	—	11,992	—	—	11,992
Common stock issued upon exercise of stock options	527	1	—	—	1,765	—	—	1,766
Common stock issued upon vesting of restricted stock units	182	—	—	—	—	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(35)	914	(914)	—	—	—
Net income	—	—	—	—	—	12,175	—	12,175
Balance as of March 31, 2023	166,157	166	26	(669)	769,142	139,692	(5,133)	903,198
Foreign currency translation adjustment	—	—	—	—	—	—	(377)	(377)
Shares repurchased for settlement of employee tax withholdings	—	—	57	(1,966)	—	—	—	(1,966)
Stock-based compensation expense	—	—	—	—	15,399	—	—	15,399
Common stock issued under employee purchase plan	49	—	—	—	1,138	—	—	1,138
Common stock issued upon exercise of stock options	711	1	—	—	3,990	—	—	3,991
Common stock issued upon vesting of restricted stock units	333	—	—	—	—	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(67)	2,107	(2,107)	—	—	—
Net income	—	—	—	—	—	12,839	—	12,839
Balance as of June 30, 2023	167,250	167	16	(528)	787,562	152,531	(5,510)	934,222
Foreign currency translation adjustment	—	—	—	—	—	—	(6,417)	(6,417)
Shares repurchased for settlement of employee tax withholdings	—	—	28	(945)	—	—	—	(945)
Issuance of common stock as consideration for acquisition	1,642	2	—	—	52,935	—	—	52,937
Stock-based compensation expense	—	—	—	—	16,088	—	—	16,088
Common stock issued upon exercise of stock options	653	1	—	—	2,052	—	—	2,053
Common stock issued upon vesting of restricted stock units	373	—	—	—	—	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(31)	1,076	(1,076)	—	—
Net income	—	—	—	—	—	13,347	—	13,347
Balance as of September 30, 2023	169,918	$170	13	$(397)	$857,561	$165,878	$(11,927)	$1,011,285

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30,
(in thousands)	2024	2023
Operating activities:
Net income	$32,831	$38,361
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense	3,546	6,901
Depreciation and amortization expense	33,415	29,365
Amortization of debt issuance costs	334	221
Non-cash lease expense	5,329	4,899
Deferred taxes	(17,253)	(19,721)
Stock-based compensation expense	67,906	42,771
Interest (income) expense, net	(854)	176
Loss on disposal of fixed assets	—	5
Other	1,360	874
Changes in operating assets and liabilities, net of effects of business combinations
Trade receivables	10,333	(25,787)
Prepaid expenses and other assets	(12,592)	(9,370)
Trade payables	617	2,475
Accrued expenses and other liabilities	(2,692)	(3,484)
Net cash provided by operating activities	122,280	67,686
Investing activities:
Purchase of property, plant and equipment	(19,792)	(12,309)
Acquisition of businesses, net of cash acquired	—	(67,240)
Purchase of short-term investments	(81,937)	—
Proceeds from maturity of short-term investments	32,210	—
Net cash used in investing activities	(69,519)	(79,549)
Financing activities:
Proceeds from revolving credit facility	—	50,000
Payments to revolving credit facility	—	(50,000)
Proceeds from common stock issued upon exercise of stock options	2,889	7,810
Proceeds from common stock issued under employee purchase plan	1,914	1,138
Finance lease payments	(1,940)	(1,605)
Shares repurchased under the Repurchase Program	(50,052)	—
Shares repurchased for settlement of employee tax withholdings	(3,088)	(3,698)
Net cash (used in) provided by financing activities	(50,277)	3,645
Effect of exchange rate changes on cash and cash equivalents and restricted cash	150	(389)
Net increase (decrease) in cash, cash equivalents, and restricted cash	2,634	(8,607)
Cash, cash equivalents, and restricted cash - Beginning of period	310,257	267,938
Cash, cash equivalents, and restricted cash - End of period	$312,891	$259,331

Cash and cash equivalents	$311,910	$259,212
Restricted cash - current (included in Prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	128	119
Restricted cash - non-current (included in Other non-current assets on the Condensed Consolidated Balance Sheets)	853	—
Total cash and cash equivalents and restricted cash	$312,891	$259,331
Supplemental cash flow information:
Cash paid for taxes	$36,141	$52,738
Cash paid for interest	$430	$427
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	$14,553	$2,017
Acquisition of equipment under finance lease	$—	$5,479
Capital assets financed by accounts payable and accrued expenses	$82	$—
Stock-based compensation included in capitalized software development costs	$1,585	$708
Common stock issued in connection with acquisition	$—	$52,937
Liabilities for contingent consideration	$—	$1,193

Comparison of the Three and Nine Months Ended September 30, 2024 and September 30, 2023

Revenue

	Three Months Ended September 30,		Change	Change	Nine Months Ended September 30,		Change	Change
	2024	2023	$	%	2024	2023	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Activation	$96,791	$81,700	$15,091	18%	$263,584	$229,534	$34,050	15%
Measurement	58,468	51,263	7,205	14	162,560	137,637	24,923	18
Supply-side	14,297	11,011	3,286	30	40,084	33,141	6,943	21
Total revenue	$169,556	$143,974	$25,582	18%	$466,228	$400,312	$65,916	16%

Adjusted EBITDA

In addition to results determined in accordance with GAAP, management believes that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In Thousands)		(In Thousands)
Net income	$18,201	$13,347	$32,831	$38,361
Net income margin	11%	9%	7%	10%
Depreciation and amortization	11,483	10,706	33,415	29,365
Stock-based compensation	22,950	15,791	67,906	42,771
Interest expense	353	288	818	791
Income tax expense	11,395	6,234	18,580	15,775
M&A and restructuring costs (a)	—	921	—	1,621
Offering and secondary offering costs (b)	—	286	68	595
Other recoveries (c)	—	(267)	—	(800)
Other income (d)	(4,225)	(1,633)	(8,561)	(6,843)
Adjusted EBITDA	$60,157	$45,673	$145,057	$121,636
Adjusted EBITDA margin	35%	32%	31%	30%

(a)	M&A and restructuring costs for the three and nine months ended September 30, 2023 consist of transaction costs related to the acquisition of Scibids.
(b)	Offering and secondary offering costs for the three and nine months ended September 30, 2024 and September 30, 2023 consist of third-party costs incurred for underwritten secondary public offerings by certain stockholders of the Company.
(c)	Other recoveries for the three and nine months ended September 30, 2023 consist of sublease income for leased office space.
(d)	Other income for the three and nine months ended September 30, 2024 and September 30, 2023 consist of interest income earned on interest-bearing monetary assets, and the impact of changes in foreign currency exchange rates.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of the core business and for understanding and evaluating trends in operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	Adjusted EBITDA does not reflect capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in the industry may calculate these non-GAAP financial measures differently, therefore limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2024	2023	2024	2023
Product development	$8,899	$6,235	$26,006	$16,589
Sales, marketing and customer support	7,152	4,945	20,591	13,198
General and administrative	6,899	4,611	21,309	12,984
Total stock-based compensation	$22,950	$15,791	$67,906	$42,771

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Fourth Quarter and Full-Year 2024 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2024 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify (“DV”) (NYSE: DV) is the industry’s leading media effectiveness platform that leverages AI to drive superior outcomes for global brands. By creating more effective, transparent ad transactions, we make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Learn more at www.doubleverify.com.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com